Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

FOURTH QUARTER & YEAR END 2011 RESULTS

Wakefield, MA—February 21, 2012—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $18.5 million and $71.2 million, or $0.22 and $0.87 per share, for the fourth quarter and year ended December 31, 2011, respectively. The Company also announced Net Income of $5.1 million and $43.5 million and Earnings Per Share (EPS) of $0.06 and $0.53 for the fourth quarter and year ended December 31, 2011, respectively, and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure. A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended December 31,			Year Ended December 31,
(in thousands except per share data)	2011	2010	Increase (Decrease)	2011	2010	Increase (Decrease)

Net Income	$5,062	$5,819	$(757)	$43,524	$22,093	$21,431

FFO	$18,459	$17,519	$940	$71,210	$66,922	$4,288
GOS	—	—	—	21,939	—	21,939
FFO+GOS	$18,459	$17,519	$940	$93,149	$66,922	$26,227
Per Share Data:
EPS	$0.06	$0.07	$(0.01)	$0.53	$0.28	$0.25
FFO	$0.22	$0.22	$—	$0.87	$0.84	$0.03
GOS	$—	$—	$—	$0.27	$—	$0.27
FFO+GOS	$0.22	$0.22	$—	$1.14	$0.84	$0.30

Weighted average shares (diluted)	82,937	80,187	2,750	81,857	79,826	2,031

Comparing results for the fourth quarter of 2011 to 2010, Net Income and EPS decreased $0.8 million or $0.01 per share, FFO increased $0.9 million and FFO+GOS increased $0.9 million. The increase in FFO was primarily attributable to an increase in real estate FFO of $2.1 million and a decrease in investment banking FFO of $1.2 million. The increase in real estate FFO was primarily from three new acquisitions made in March 2011, a new acquisition in September 2011 and another acquisition in October 2011, and the benefits of increased occupancy in the real estate portfolio at December 31, 2011, compared to December 31, 2010, and was partially offset by the sale of two properties in 2011. One was a property in Falls Church, Virginia sold in January 2011 and the other was a property in Savage, Maryland sold in June 2011. The decrease from investment banking resulted from lower sales of securities by our investment bank, which was $9.2 million for the fourth quarter of 2011 as compared to $25.3 million in the fourth quarter of 2010. Revenue from our investment bank was primarily based on the value of the securities sales. There was no GOS during the fourth quarter of 2011 or 2010.

Comparing results for the years ended December 31, 2011 to the same period in 2010, Net Income and EPS increased $21.4 million or $0.25 per share, FFO increased $4.3 million or $0.03 per share and FFO+GOS increased $26.2 million or $0.30 per share. The increase in FFO was primarily attributable to an increase in real estate FFO of $1.6 million and an increase in investment banking FFO of $2.7 million. The increase in real estate FFO was primarily from three new acquisitions made in March 2011, a new acquisition in September 2011 and another acquisition in October 2011, and the benefits of increased occupancy in the real estate portfolio at December 31, 2011, compared to December 31, 2010, and was partially offset by the sale of two properties in 2011. The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $66.8 million during the year ended December 31, 2011 as compared to $36.0 million for the same period in 2010. Revenue from our investment bank was primarily based on the value of the securities sales. The sale of a property in January 2011 located in Falls Church, Virginia contributed $19.6 million and the sale of a property in June 2011 located in Savage, Maryland contributed $2.3 million, or in the aggregate, $0.27 per share of GOS for the year ended December 31, 2011. There was no GOS during the same period in 2010.

George J. Carter, President and CEO, commented as follows:

“For the fourth quarter of 2011, FSP's profits as represented by FFO totaled approximately $18.5 million or $0.22 per share, an increase of approximately $2.1 million or $0.2 per share compared to the third quarter of 2011. Dividend distributions declared for the fourth quarter of 2011, which are payable on February 16, 2012, are approximately $15.8 million or $0.19 per share. For the full-year 2011, FSP’s profits as represented by FFO totaled approximately $71.2 million or $0.87 per share, an increase of approximately $4.3 million or $.03 per share compared to full-year 2010. For the full-year 2011, FSP’s profits as represented by FFO+GOS totaled approximately $93.1 million or $1.14 per share, an increase of approximately $26.2 million or $0.30 per share compared to full-year 2010.

Our directly-owned real estate portfolio of 36 properties totaling 7,052,068 square feet was approximately 88.7% leased as of December 31, 2011, up from approximately 88.1% leased as of September 30, 2011. Our property portfolio is primarily suburban office assets. Most of the rental/leasing markets where our properties are located remained stable during the fourth quarter, with some markets showing moderate improvement in occupancy and rental-rate levels. The nation’s slow employment growth as well as financial and regulatory uncertainty appear to be factors in deferring many corporate decisions on potential future office space needs. However, we continue to make steady leasing progress in our portfolio. With relatively modest lease expirations over the next three years, we have as our objective to move overall occupancy levels to the 90+% range during 2012.

There was one new real estate investment completed in the fourth quarter of 2011 for a total initial capital contribution of approximately $76.2 million. The investment is a two-year bridge loan secured by a first mortgage on a CBD office/retail property in Minneapolis, Minnesota. The property is owned by FSP 50 South Tenth Street Corp., a single-asset-REIT affiliate of FSP. The loan also includes a revolving line of credit component for up to $30 million to be used for lender-approved tenant improvement costs, leasing commissions and other incentives necessary to lease space at the property. Consequently, the total loan commitment amount is $106.2 million. The property is a 12-story Class A multi-tenant office/retail property, built in 2001, containing approximately 498,768 rentable square feet of which approximately 90% is office space. FSP sponsored the syndication of the shares of preferred stock in FSP 50 South Tenth Street Corp. between November 2006 and January 2007. The property has maintained an average occupancy in excess of 98% over the past five years and, as of December 31, 2011, was approximately 98.8% leased. The property is located between and connected by a sky-bridge directly to the Target Corporation and U.S. Bancorp corporate headquarters buildings in downtown Minneapolis. FSP has four office properties in the greater Minneapolis area, either owned directly or through affiliates, totaling approximately 1.4 million square feet.

Additional real estate investments during 2012 are a major objective of FSP. In addition, certain properties owned by some of our single-asset REIT affiliates may be possible candidates for sale as they stabilize their occupancies and the markets in which they are located become more attractive to potential acquirers. There were no property dispositions in the fourth quarter of 2011.

During the fourth quarter of 2011, we completed the full $62 million subscription of our private placement offering, FSP Union Centre Corp., which began in March. On December 15, 2011, we announced that FSP Investments LLC, our broker-dealer subsidiary, will no longer sponsor the syndication of preferred stock in newly-formed single property companies. FSP Investments LLC may sponsor other types of real estate investments in the future. FSP will continue to manage all the affairs of the 16 existing single property companies that sit outside of FSP. FSP, its subsidiaries and affiliates, and the employees, officers and directors thereof will continue to fulfill and provide all of the responsibilities/duties and services to the individual stockholders of those 16 existing single property companies and the assets that they own as they have done in the past. FSP has meaningful equity and first mortgage loan investments in many of these entities and receives on-going asset management fees from all of them. Original capitalization of these 16 single property companies was in excess of $900 million.

We believe FSP continues to be in an excellent position to achieve meaningful long term profit growth. Our company will continue to use its capabilities and strong balance sheet to take advantage of competitive tenant leasing requirements and attractive real estate investment opportunities that are presenting themselves as a result of the current cyclical softness in the economy and certain commercial property markets. We are very much looking forward to 2012 and beyond.”

Dividend Announcement

On January 13, 2012, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December 31, 2011 of $0.19 per share of common stock payable on February 16, 2012 to stockholders of record on January 27, 2012.

Real Estate Update

Supplementary Schedules D and E provide property information for our continuing real estate portfolio of 36 properties and for three non-consolidated REITs that we had preferred stock interests in as of December 31, 2011. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule I. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently. We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2011	2010	2011	2010

Net income	$5,062	$5,819	$43,524	$22,093
Less gain on sale of properties	—	—	(21,939)	—
GAAP (income) loss from non-consolidated REITs	(978)	(152)	(4,490)	(1,190)
Distributions from non-consolidated REITs	970	1,247	5,056	5,170
Acquisition costs of new properties	157	—	620	125
Depreciation & amortization	13,248	10,605	48,439	40,724
Funds From Operations (FFO)	18,459	17,519	71,210	66,922
Plus gains on sales of assets (GOS)	—	—	21,939	—
FFO+GOS	$18,459	$17,519	$93,149	$66,922

Per Share Data
EPS	$0.06	$0.07	$0.53	$0.28
FFO	$0.22	$0.22	$0.87	$0.84
GOS	$—	$—	$0.27	$—
FFO+GOS	$0.22	$0.22	$1.14	$0.84

Weighted average shares (basic and diluted)	82,937	80,187	81,857	79,826

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for February 22, 2012 at 10:00 a.m. (ET) to discuss the fourth quarter 2011 results. To access the call, please dial 1-877-317-6789. Internationally, the call may be accessed by dialing 1-412-317-6789. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

Revenue:
Revenues:
Rental	$37,014	$29,782	$135,391	$114,638
Related party revenue:
Management fees and interest income from loans	1,051	719	4,046	2,440
Other	29	54	49	88
Total revenues	38,094	30,555	139,486	117,166
Expenses:
Real estate operating expenses	9,862	9,602	36,685	33,600
Real estate taxes and insurance	5,426	4,430	20,433	18,077
Depreciation and amortization	13,124	9,694	48,249	36,155
Selling, general and administrative	2,012	1,698	6,913	6,399
Interest	3,261	2,004	12,666	7,284
Total expenses	33,685	27,428	124,946	101,515

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	4,409	3,127	14,540	15,651
Interest income	3	4	22	25
Equity in earnings of non-consolidated REITs	978	228	3,685	1,266

Income before taxes on income	5,390	3,359	18,247	16,942
Taxes on income	82	55	267	217

Income from continuing operations	5,308	3,304	17,980	16,725
Discontinued operations:
Income from discontinued operations, net of income tax	(246)	2,515	3,605	5,368
Gain on sale of properties, less applicable income tax	—	—	21,939	—
Total discontinued operations	(246)	2,515	25,544	5,368

Net income	$5,062	$5,819	$43,524	$22,093

Weighted average number of shares outstanding, basic and diluted	82,937	80,187	81,857	79,826
Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.06	$0.04	$0.22	$0.21
Discontinued operations	—	0.03	0.31	0.07
Net income per share, basic and diluted	$0.06	$0.07	$0.53	$0.28

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2011	2010
Assets:
Real estate assets, net	$1,006,221	$862,698
Acquired real estate leases, less accumulated amortization
of $31,189 and $19,294, respectively	91,613	40,578
Investment in non-consolidated REITs	87,598	89,327
Assets held for syndication, net	—	2,976
Assets held for sale	—	74,947
Cash and cash equivalents	23,813	68,213
Restricted cash	493	420
Tenant rent receivables, less allowance for doubtful accounts
of $1,235 and $1,600, respectively	1,460	1,922
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $700, respectively	28,545	18,584
Prepaid expenses	1,223	1,654
Related party mortgage loan receivable	140,516	57,684
Other assets	4,070	853
Office computers and furniture, net of accumulated depreciation
of $428 and $493, respectively	468	503
Deferred leasing commissions, net of accumulated amortization
of $9,220 and $7,175, respectively	22,641	18,376
Total assets	$1,408,661	$1,238,735

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$449,000	$209,968
Term loan payable	—	74,850
Accounts payable and accrued expenses	26,446	22,435
Accrued compensation	2,222	1,803
Tenant security deposits	2,008	1,930
Other liabilities: derivative termination value	—	1,077
Acquired unfavorable real estate leases, less accumulated amortization
of $3,759 and $2,744, respectively	7,618	5,114
Total liabilities	487,294	317,177

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 81,437,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,025,491
Accumulated other comprehensive loss	—	(1,077)
Accumulated distributions in excess of accumulated earnings	(121,517)	(102,864)
Total stockholders’ equity	921,367	921,558
Total liabilities and stockholders’ equity	$1,408,661	$1,238,735

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Year Ended December 31,
(in thousands)	2011	2010
Cash flows from operating activities:
Net income	$43,524	$22,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	50,261	39,627
Amortization of above market lease	(47)	1,362
Gain on sale of real estate assets	(21,939)	—
Equity in earnings of non-consolidated REITs	(3,086)	(1,183)
Distributions from non-consolidated REITs	3,474	1,633
Increase (decrease) in bad debt reserve	(365)	980
Changes in operating assets and liabilities:
Restricted cash	(73)	(86)
Tenant rent receivables, net	827	(1,120)
Straight-line rents, net	(9,878)	(4,249)
Prepaid expenses and other assets, net	1,611	865
Accounts payable and accrued expenses	4,213	(351)
Accrued compensation	419	387
Tenant security deposits	78	122
Payment of deferred leasing commissions	(8,058)	(10,515)
Net cash provided by operating activities	60,961	49,565
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(174,020)	(38,781)
Acquired real estate leases	(62,230)	(15,563)
Investments in non-consolidated REITs	(10)	(11)
Distributions in excess of earnings from non-consolidated REITs	1,582	3,537
Investment in related party mortgage loan receivable	(82,832)	(21,149)
Changes in deposits on real estate assets	200	(200)
Investment in assets held for syndication, net	2,230	1,319
Proceeds received on sales of real estate assets	96,790	—
Net cash used in investing activities	(218,290)	(70,848)
Cash flows from financing activities:
Distributions to stockholders	(62,177)	(60,586)
Proceeds from offering	18,001	22,701
Equity offering costs	(706)	(833)
Borrowings under bank note payable	449,000	100,960
Repayment of bank note payable	(209,968)	—
Repayment of term loan payable	(74,850)	(150)
Deferred financing costs	(5,388)	—
Swap termination payment	(983)	—
Net cash provided by financing activities	112,929	62,092
Net decrease in cash and cash equivalents	(44,400)	40,809
Cash and cash equivalents, beginning of period	68,213	27,404
Cash and cash equivalents, end of period	$23,813	$68,213

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of December 31, 2011

	Total	% of
Year	Square Feet	Portfolio
2012	287,371	4.1%
2013	444,965	6.3%
2014	425,504	6.0%
2015	796,239	11.3%
2016	922,543	13.1%
Thereafter (2)	4,175,446	59.2%
	7,052,068	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 793,574 square feet of current vacancies.

(dollars & square feet in thousands)	As of December 31, 2011
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$295,264	29.3%	2,028	28.8%
Colorado	4	125,615	12.5%	789	11.2%
Virginia	4	101,537	10.1%	685	9.7%
Minnesota	2	38,174	3.8%	626	8.9%
Missouri	3	68,077	6.8%	477	6.8%
North Carolina	3	68,740	6.8%	431	6.1%
Georgia	1	71,627	7.1%	387	5.5%
Illinois	2	50,523	5.0%	372	5.3%
Maryland	1	54,344	5.4%	325	4.6%
Michigan	1	14,995	1.5%	215	3.0%
Florida	1	46,919	4.7%	213	3.0%
Indiana	1	34,668	3.4%	205	2.9%
California	2	21,503	2.1%	182	2.6%
Washington	1	14,235	1.4%	117	1.7%
	36	$1,006,221	100.0%	7,052	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Twelve Months Ended
(in thousands)	31-Dec-11	31-Dec-10

Tenant improvements	$19,032	$7,000
Deferred leasing costs	8,058	10,515
Building improvements	2,826	2,602
	$29,916	$20,117

Square foot & leased percentages	December 31,	December 31,
	2011	2010

Owned portfolio of commercial real estate
Number of properties (1)	36	33
Square feet	7,052,068	6,422,357
Leased percentage	89%	86%

Preferred stock investments in non-consolidated REITs
Number of properties	3	3
Square feet	2,001,542	1,995,913
Leased percentage	87%	77%

Single Asset REITs (SARs) managed
Number of properties	13	12
Square feet	3,322,639	2,915,896
Leased percentage	80%	75%

Total owned, investments & managed properties
Number of properties	52	48
Square feet	12,376,249	11,334,166
Leased percentage	86%	81%

(1) Includes asset held for sale at 12/31/2010

The following table shows property information for our preferred stock investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-11	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	94.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,717	82.4%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	620,872	82.0%	4.6%
			2,001,542	87.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4	Annual
Revenue:	2011	2011	2011	2011	2011
Rental	$31,099	$33,606	$33,672	$37,014	$135,391
Related party revenue:
Management fees and interest income from loans	808	1,150	1,037	1,051	4,046
Other	6	7	7	29	49
Total revenues	31,913	34,763	34,716	38,094	139,486
Expenses:
Real estate operating expenses	8,730	8,765	9,328	9,862	36,685
Real estate taxes and insurance	4,759	5,228	5,020	5,426	20,433
Depreciation and amortization	10,745	12,029	12,351	13,124	48,249
Selling, general and administrative	1,645	1,602	1,654	2,012	6,913
Interest	2,408	3,578	3,419	3,261	12,666
Total expenses	28,287	31,202	31,772	33,685	124,946

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	3,626	3,561	2,944	4,409	14,540
Interest income	11	5	3	3	22
Equity in earnings of non-consolidated REITs	968	1,166	573	978	3,685

Income before taxes on income	4,605	4,732	3,520	5,390	18,247
Taxes on income	50	68	67	82	267

Income from continuing operations	4,555	4,664	3,453	5,308	17,980
Discontinued operations:
Income from discontinued operations, net of tax	619	3,371	(139)	(246)	3,605
Gain on sale of properties, less applicable income tax	19,593	2,346	—	—	21,939
Total discontinued operations	20,212	5,717	(139)	(246)	25,544

Net income	$24,767	$10,381	$3,314	$5,062	$43,524

FFO and FFO+GOS calculations:

Net income	$24,767	$10,381	$3,314	$5,062	$43,524
(Gain) Loss on sale of assets	(19,593)	(2,346)	—	—	(21,939)
GAAP income from non-consolidated REITs	(1,773)	(1,166)	(573)	(978)	(4,490)
Distributions from non-consolidated REITs	1,767	1,215	1,104	970	5,056
Acquisition costs	269	9	185	157	620
Depreciation of real estate & intangible amortization	10,812	12,047	12,332	13,248	48,439

Funds From Operations (FFO)	16,249	20,140	16,362	18,459	71,210
Plus gains on sales of assets	19,593	2,346	—	—	21,939
FFO+GOS	$35,842	$22,486	$16,362	$18,459	$93,149

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-11	Leased (2)	31-Dec-11	Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	80.9%	80.5%	80.6%	80.6%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	39.2%	39.2%	39.2%	39.2%
4	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
5	CENTENNIAL	Colorado Springs, CO	110,405	66.9%	66.9%	85.4%	73.0%
6	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE	Chesterfield, MO	232,766	97.7%	97.7%	97.7%	97.7%
8	FEDERAL WAY	Federal Way, WA	117,010	42.0%	42.0%	47.0%	44.3%
9	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
10	TIMBERLAKE EAST	Chesterfield, MO	116,197	85.9%	90.6%	85.9%	85.9%
11	PARK TEN	Houston, TX	155,715	98.8%	98.8%	81.2%	81.2%
12	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
13	ADDISON	Addison, TX	293,787	95.8%	95.8%	95.8%	95.8%
14	COLLINS CROSSING	Richardson, TX	298,766	88.4%	88.4%	88.4%	88.4%
15	GREENWOOD PLAZA	Englewood, CO	197,527	54.3%	54.3%	48.9%	48.4%
16	RIVER CROSSING	Indianapolis, IN	205,059	93.5%	93.5%	93.5%	93.5%
17	LIBERTY PLAZA	Addison, TX	218,934	68.6%	68.0%	77.9%	74.8%
18	INNSBROOK	Glen Allen, VA	298,456	86.8%	78.8%	98.3%	90.7%
19	380 INTERLOCKEN	Broomfield, CO	240,184	85.1%	85.1%	85.1%	85.1%
20	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
21	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
22	WILLOW BEND	Plano, TX	116,622	83.1%	83.1%	83.1%	83.1%
23	ONE OVERTON PARK	Atlanta, GA	387,267	90.4%	90.6%	89.3%	90.0%
24	390 INTERLOCKEN	Broomfield, CO	241,516	96.6%	96.9%	93.4%	94.3%
25	EAST BALTIMORE	Baltimore, MD	325,445	55.7%	55.7%	55.7%	55.7%
26	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
27	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
28	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
29	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
30	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
31	121 SOUTH EIGHTH ST	Minneapolis, MN	472,616	93.6%	93.1%	93.6%	93.6%
32	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
33	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
34	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
35	909 DAVIS	Evanston, IL	195,245	94.8%	94.8%	94.8%	94.8%
36	1410 EAST RENNER	Richardson, TX	122,300	n/a	n/a	100.0%	100.0%

	TOTAL WEIGHTED AVERAGE		7,052,068	88.1%	87.7%	88.7%	88.1%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of December 31, 2011
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	267,470	60	3.8%
2	Quintiles Transnational Corp	259,531	87	3.7%
3	CITGO Petroleum Corporation	248,399	29	3.5%
4	Burger King Corporation	212,619	58	3.0%
5	Denbury Onshore LLC	202,600	13	2.9%
6	RGA Reinsurance Company	185,501	63	2.6%
7	SunTrust Bank	182,888	60	2.6%
8	Citicorp Credit Services, Inc	176,848	61	2.5%
9	C.H. Robinson Worldwide, Inc	153,028	47	2.2%
10	Houghton Mifflin Harcourt Publishing Company	150,050	27	2.1%
11	Murphy Exploration & Production Company	144,677	13	2.1%
12	Giesecke & Devrient America, Inc.	135,888	73	1.9%
13	Monsanto Company	127,778	28	1.8%
14	Vail Holdings, Inc.	125,632	79	1.8%
15	AT&T Services, Inc.	122,300	48	1.7%
16	Argo Data Resource Corporation	111,687	73	1.6%
17	Northrop Grumman Systems Corporation	111,469	73	1.6%
18	Alliance Data Systems	96,749	73	1.4%
19	Federal National Mortgage Association	92,358	61	1.3%
20	Amdocs, Inc	91,928	73	1.3%
	Total	3,199,400		45.4%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance based on several measures, including Funds From Operations, or FFO, because management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.